Exhibit 10.2

SEPARATION/CONSULTING AGREEMENT
AND GENERAL RELEASE

THIS SEPARATION/CONSULTING AGREEMENT AND GENERAL RELEASE dated as of November 21, 2008 (this “Agreement”) is entered into by David A. Karlin (“Karlin”) and Poniard Pharmaceuticals, Inc. (“Poniard”).

RECITALS

A.                                   Karlin has been employed by Poniard and, on the date of this Agreement, has received notice from Poniard that his employment relationship with Poniard will terminate effective on the date hereof.

B.                                     Karlin and Poniard wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.  Poniard has on this date notified Karlin that it has determined that it no longer requires the services of Karlin as an officer and employee of Poniard.

C.                                     Poniard wishes to engage Karlin, and Karlin wishes to be engaged by Poniard, as a consultant on the terms and conditions set forth herein.

D.                                    Poniard has advised Karlin of his right to take up to twenty-one (21) days to consider its severance offer and to consult an attorney prior to signing this Agreement if he so chooses.  Karlin has either consulted an attorney of his choice or voluntarily elected not to consult legal counsel, and understands that he is waiving all potential claims against Poniard.

E.                                      This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully.  Both parties expressly deny any wrongful or unlawful action.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1.                                        EMPLOYMENT AND DUTIES AS OFFICER:  ENDING DATES AND RESPONSIBILITIES

Karlin’s employment and service as an officer with Poniard will terminate effective on the date hereof (the “Termination Date”).  Following the Termination Date, Karlin will have no further employment duties or responsibilities to Poniard.  Karlin agrees that Poniard may assign him such duties, if any, as it deems appropriate through the Termination Date.

2.                                        CHARACTERIZATION OF TERMINATION

Karlin and Poniard agree that for all future purposes they will characterize his termination of employment as involuntary for reasons other than misconduct or cause.

3.                                        SEPARATION BENEFITS

(a)           Following Karlin’s termination of employment, and in accordance with California law, Poniard will pay Karlin for his employment through the Termination Date (i) his current salary and (ii) an amount in respect of accrued but unused vacation leave of Eighty-Nine 55/100 (89.55) hours in the amount of Twelve Thousand Seven Hundred Seventy-Three 20/100 Dollars ($12,773.20), which constitute “Accrued Obligations” under Section 5.1(a) of the Severance Agreement (as defined in Section 7 hereof).  In addition, Poniard will pay Karlin the following amounts as severance:  (A) the amount due under Section 5.1(c) the Severance Agreement (which is an aggregate of Two Hundred Twenty-Two Thousand Five Hundred Dollars ($222,500.00)), which shall be paid through the remainder of 2008 as provided in Section 5.5 of the Severance Agreement and any remaining unpaid amount as of December 31, 2008 shall be paid in a lump sum at the end of the first pay period of Poniard in January, 2009, and (B) Seventy-Four Thousand One Hundred Seventy-One Dollars ($74,171.00), which represents the full amount of a bonus that he could have been eligible to receive for 2008 and which shall be paid at the end of the first pay period of Poniard in January, 2009.  Such severance amounts shall be subject to applicable tax withholding and to setoff against any amounts owed by Karlin to Poniard as of the payment date.

(b)           Poniard will pay Karlin for health insurance benefits in accordance with and subject to the terms of Section 5.1(b) of the Severance Agreement.

4.                                        CONSULTING AGREEMENT

(a)           Karlin will provide Poniard with consulting services for a period of six (6) months from the Termination Date in accordance with the terms set forth in Exhibit A attached hereto, which the parties are executing simultaneously with the execution of this Agreement and which shall be effective upon the Effective Date as defined in Section 11 of this Agreement (the “Consulting Agreement”).  At Poniard’s election given in writing prior to expiration, the term of the Consulting Agreement may have be extended for an additional six (6) months.  KARLIN CONFIRMS THAT HE HAS READ, FULLY UNDERSTANDS AND AGREES TO BE BOUND BY THE TERMS OF EXHIBIT A.

(b)           Poniard may terminate the Consulting Agreement early upon fifteen (15) days written notice to Karlin in the event that Karlin breaches any provision of this Agreement or the Consulting Agreement and such breach is not cured during such fifteen (15) day period.  Such termination shall be deemed termination for “cause” under the Poniard Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Compensation Plan (the “Plan”).

(c)           Karlin and Poniard understand and hereby acknowledge that nothing in this

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Agreement shall be construed to create any relationship other than that of an independent contractor relationship.  Karlin is not an agent, employee, officer or trustee of Poniard, and is not entitled to the benefits provided by Poniard to its agents, employees, officers or trustees, except as may be expressly provided herein.  Karlin does not have any authority to, and will not, create or assume any obligation, express or implied, on behalf of Poniard.  Karlin understands that he is solely responsible for all taxes, withholdings, and any other statutory or contractual obligations of any sort.  Karlin agrees to indemnify and hold Poniard harmless from any and all claims, damages, liabilities, attorneys’ fees and expenses on account of a claimed failure by Karlin to satisfy any such obligations.  Poniard may, during the term of this Agreement, engage other independent contractors to perform consultant services.  Poniard will retain no control over the methods by which Karlin performs his services.

5.                                        STOCK OPTIONS

(a)           Karlin was granted stock options under the Plan by Poniard as set forth in Exhibit B attached hereto (the “Options”).  Karlin shall not be eligible for the grant of any other stock options from Poniard.  The Options shall continue to vest in accordance with their original terms and the terms of the Plan during the term of the Consulting Agreement, including accelerated vesting under certain conditions set forth in Section 10.2 of the Plan and without adjustment to the vesting schedule permitted by the last sentence of Section 6.2 of the Plan for a reduction in hours of service.  Those Options that have “cliff vesting” shall be accelerated in vesting by the same percentage that “cliff vesting” options held by executive officers of Poniard are accelerated in vesting for the achievement of 2008 corporate goals (accelerated vesting cannot exceed more twenty-five percent (25%) of the total amount of the “cliff vesting” option).  The Options will also accelerate in vesting in the event that a “Change of Control Date” (as defined in the Control Agreement, as defined below) occurs during the term of the Consulting Agreement.

(b)           It is recognized that Karlin’s “Termination of Service” under the Plan will occur when Karlin’s obligation to provide consulting services under the Consulting Agreement terminates.  Upon Karlin’s Termination of Service for reasons other than Cause, Retirement, Total Disability or death and notwithstanding Section 6.5(b)(i) of the Plan, the Options may be exercised until the earliest of: (i) thirty (30) days after Poniard receives approval from the FDA of its NDA for Picoplatin; (ii) twenty-four (24) months after Karlin’s Termination of Service; and (iii) the Option Expiration Date (as defined in the Plan) for the Options.

(c)           Except as provided herein, Karlin will be able to exercise the Options to the extent such Options are vested and exercisable in accordance with their original terms and the Plan.  By changing the nature of Karlin’s relationship with Poniard from an employment relationship to a consulting relationship, Karlin acknowledges, understands and agrees that all incentive stock options granted to him will become non-qualified stock options, effective three (3) months after the Termination Date.  Karlin agrees to pay all applicable withholding tax obligations at the time of exercise of the Options.  Except as provided herein, the original terms of the Options shall remain in force.

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6.                                        VALID CONSIDERATION

Karlin and Poniard agree that the additional benefits provided by Poniard to Karlin described in Sections 3(a)(B), 4 and 5 is not required by Poniard policies or procedures or by any contractual obligation of Poniard, and is offered by Poniard solely as consideration for this Agreement.

7.                                        REAFFIRMATION OR TERMINATION OF OBLIGATIONS

Karlin acknowledges his obligations under the NeoRx Corporation Invention and Proprietary Information Agreement, in the form attached as Exhibit C (“Invention Agreement”), that applies to the entire period of Karlin’s employment with Poniard and that survives the execution of this Agreement.  (Poniard was formerly known as NeoRx Corporation.)  The parties expressly acknowledge and reaffirm their respective obligations under the Nondisclosure and Return of Materials terms contained in Section 7.1 and Section 7.2 of the Amended and Restated Key Executive Severance Agreement, dated March 3, 2008, between Poniard and Karlin, a copy of which is attached as Exhibit D (“Severance Agreement”).  Except for Section 7.1 and Section 7.2 that survive, the Severance Agreement shall terminate as of the Termination Date.  The Amended and Restated Change of Control Agreement (VP), dated as of March 3, 2008, between Poniard and Karlin, a copy of which is attached as Exhibit E (“Control Agreement”), shall terminate as of the Termination Date.

8.                                        CONFIDENTIALITY OF SEPARATION AGREEMENT

Karlin agrees that, except as otherwise provided by law, he will keep the terms of this Agreement completely confidential, and that he will not disclose any information concerning this Agreement or its terms to anyone other than his immediate family, legal counsel, and/or financial advisors, who will be informed of and bound by this confidentiality clause, provided that Karlin may advise prospective employers of the continuing non-disclosure and consulting obligations owed by Karlin to Poniard.

9.                                        GENERAL RELEASE OF CLAIMS

Karlin expressly waives any claims against Poniard and releases Poniard (including its officers, directors, stockholders, managers, employees, agents and representatives) from any claims that he may have in any way connected with his employment with Poniard and the termination thereof.  It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any legal restriction on Poniard’s right to terminate employment, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Washington Law Against Discrimination, the California Fair Employment and Housing Act, the Federal Fair Labor Standards Act and the California Labor Code (to the degree such

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release is allowed by law), or any other legal limitation on the employment relationship.

It is the intention of Karlin and Poniard that this Agreement is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action it releases.  Karlin recognizes that he may have some claim, demand, or cause of action against Poniard of which Karlin is totally unaware and unsuspecting, which Karlin is giving up by execution of the General Release.  It is the intention of Karlin in executing this Agreement that it will deprive Karlin of each such claim, demand or cause of action and prevent Karlin from asserting it against Poniard. In furtherance of this intention, Karlin expressly waives any rights or benefits conferred by the provisions of section 1542 of the Civil Code of the State of California, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Karlin represents that he has not filed any complaints, charges or lawsuits against Poniard with any governmental agency or any court, and agrees that he will not initiate, assist or encourage any such actions.

This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude Karlin from filing a lawsuit for the exclusive purpose of enforcing his rights under this Agreement.

10.                                 MUTUAL NONDISPARAGEMENT

Karlin and Poniard agree to mutually refrain from disparaging the other.

11.                                 REVIEW AND REVOCATION PERIOD; EFFECTIVE DATE

Poniard has advised Karlin that he has up to twenty-one (21) days to review this Agreement and consult legal counsel if he so chooses.  Karlin may revoke this Agreement if he so chooses by providing notice of his decision to revoke the Agreement to Poniard within seven (7) days following the date he signs this Agreement.  This Agreement shall become effective and enforceable upon expiration of this seven (7)-day revocation period (the “Effective Date”).

12.                                 SEVERABILITY

The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

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13.                                 KNOWING AND VOLUNTARY AGREEMENT

Karlin represents and agrees that he has read this Agreement, understands its terms and the fact that it releases any claim he might have against Poniard and its officers, directors, stockholders, managers, employees, agents and representatives, understands that he has the right to consult counsel of choice and has either done so or knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

14.                                 ASSIGNMENT

This Agreement is personal to Karlin and shall not be assignable by Karlin; however, in the event of Karlin’s death, this Agreement shall inure to the benefit of Karlin’s estate as allowed by law.

Poniard shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Poniard to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Poniard would be required to perform it if no such succession had taken place.  As used in this Agreement, Poniard shall mean Poniard Pharmaceuticals, Inc. and any affiliated company or successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by contract, operation of law or otherwise.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

15.                                 ARBITRATION

Any controversies or claims, except as set out below, arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect (the “AAA Rules”), conducted by one arbitrator mutually agreed upon by Poniard and Karlin or chosen in accordance with the AAA Rules.  The parties shall have the rights provided under the AAA Rules, except that the parties shall have such rights to discovery as would be permitted by the California Code of Civil Procedure, the arbitrator shall render a written opinion, which shall be subject to review by the Superior Court of the State of California, the arbitrator may award any relief that would be available in the California Superior Court, and Employer will pay the arbitrator’s fees and any other costs of arbitration that would not be borne by Employee if Employee were a litigant in the California Superior Court.  The prevailing party shall be entitled to costs, expenses, and reasonable attorneys’ fees (subject to the foregoing limitation on responsibility for payment of the arbitrator’s fees and costs of arbitration), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the above procedure, the parties may also seek equitable relief in an appropriate court for violation of the terms of the Invention Agreement, the Nondisclosure and Return of Materials sections of the Severance Agreement, which are reaffirmed herein in Section 7 and the provisions of Exhibit A.

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16.                                 ENTIRE AGREEMENT

This Agreement, together with the Invention Agreement and Consulting Agreement, sets forth the entire understanding between Karlin and Poniard and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Karlin’s employment with Poniard and the termination of the employment relationship, including, except as expressly reaffirmed herein, the Severance Agreement and the Control Agreement.  Karlin acknowledges that in executing this Agreement, he does not rely upon any representation or statement by any representative of Poniard concerning the subject matter of this Agreement, except as expressly set forth in the text of this Agreement.

17.                                 GOVERNING LAW; JURISDICTION AND VENUE

This Agreement will be governed by and interpreted in accordance with the laws of the State of California, without regard to conflicts of law provisions.  In the event of any court proceedings, the parties irrevocably consent and submit to the jurisdiction of the federal and state courts of and located in San Mateo County, California, with regard to any claims arising under or in connection with this Agreement.

18.           WITHHOLDING

Poniard may deduct and withhold from the payments to be made to Karlin hereunder any amounts required to be deducted and withheld by Poniard under the provisions of any statute, law, regulation or ordinance now or hereafter enacted.

19.           CODE SECTION 409A

Poniard makes no representations or warranties to Karlin with respect to any tax, economic or legal consequences of this Agreement or any payments or other benefits provided hereunder, including without limitation under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (“Code Section 409A”), and no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A from Karlin or any other individual to Poniard or any of its affiliates.  Karlin, by executing this Agreement, shall be deemed to have waived any claim against Poniard and its affiliates with respect to any such tax, economic or legal consequences.  However, the parties intend that this Agreement and the payments and other benefits provided hereunder be exempt from the requirements of Code Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise.  For purposes of Code Section 409A, each payment provided for under Section 3 hereof shall be treated as a separate payment.  To the extent Code Section 409A is applicable to this Agreement (and such payments and benefits), the parties intend that this Agreement (and such payments and benefits) comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and

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notwithstanding any other provision of this Agreement to the contrary, with respect to any payments and benefits under this Agreement to which Code Section 409A applies, all references in this Agreement to the termination of Karlin’s employment are intended to mean Karlin’s “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i).  In addition, if Karlin is a “specified employee,” within the meaning of Code Section 409A(a)(2)(B)(i), then to the extent necessary to avoid subjecting Karlin to the imposition of any additional tax under Code Section 409A, amounts that would otherwise be payable under this Agreement during the six-month period immediately following Karlin’s “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i), shall not be paid to Karlin during such period, but shall instead be accumulated and paid to Karlin (or, in the event of Karlin’s death, Karlin’s estate) in a lump sum on the first business day following the earlier of (a) the date that is six months after Karlin’s separation from service or (b) Karlin’s death.

20.                                 COUNTERPARTS

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

Poniard Pharmaceuticals, Inc.

/s/ Gerald McMahon		/s/ David A. Karlin
Gerald McMahon		David A. Karlin
Title: Chairman and Chief Executive
Officer		Dated:	November 21, 2008

Dated:	November 21, 2008

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EXHIBIT A

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made between Poniard Pharmaceuticals, Inc. (hereinafter referred to as “Poniard”), with an address at 300 Elliott Avenue West, Suite 500, Seattle, Washington 98119, and David A. Karlin (hereinafter referred to as “Consultant”), with an address at 100 Yerba Santa Ave., Los Altos, California 94022.

THE PARTIES AGREE AS FOLLOWS:

1.                             Effective Date.  This Agreement shall be effective November 28, 2008, the “Effective Date” of the Separation/Consulting Agreement and General Release between Poniard and Consultant dated November 21, 2008 by Consultant (the “Separation Agreement”).

2.                             Term.  The term of this Agreement shall be from November 21, 2008, (the “Termination Date” set forth in the Separation Agreement) through May 21, 2009 (six (6) months after the “Termination Date”).  At Poniard’s election given in writing prior to expiration, the term of this Agreement may have be extended for an additional six (6) months.  Consultant may terminate this Agreement upon fifteen (15) days prior written notice to Poniard, and Poniard may terminate this Agreement upon fifteen (15) days prior written notice to Consultant in the event Consultant breaches any provision of the Separation Agreement or this Agreement and such breach is not cured during such fifteen (15) days.

3.                             General Purpose.  The general purpose of this Agreement is to engage Consultant to provide consulting services with respect to the clinical, pre-clinical and regulatory activities of Poniard.  Such services shall be performed in conformance with professional standards for performing services of a similar kind.  Consultant agrees to make himself available to Poniard for consulting services up to a maximum of twenty-two (22) hours per month in the performance of this Agreement.  Such services may be provided to Poniard by telephone or at meetings convened at a mutually agreeable time and place, or may be provided to others at Poniard’s request.  During the term of this Agreement, Poniard shall have no obligation to provide Consultant with office space, secretarial or other support, all of which will be provided by Consultant at his own expense.

4.                             Compensation.  During the term of this Agreement, Poniard shall pay Consultant the sum of Four Hundred Fifty Dollars ($450.00) per hour once monthly upon receipt of an Invoice for the services directed to the attention of Accounts Payable at Poniard.  The Invoice shall provide the date and a brief description of the services rendered per day, and Poniard shall provide payment for approved services within thirty days of receipt of such Invoice.  In addition, Poniard shall reimburse Consultant for actual and necessary out-of-pocket expenses incurred, where such expenses are necessary and related to services rendered under this Agreement; such expenses should be billed in the same Invoice submitted for services.  Consultant’s fees are, however, subject to a maximum of Ten Thousand Dollars ($10,000.00) per month for services, which maximum cannot be exceeded without the prior written approval of Poniard before such services are rendered. In the event of early termination as provided for in Paragraph 2 hereof, Consultant shall invoice (and Poniard shall pay) for services and expenses incurred through the date that notice is received.

5.                             Independent Contractor.  The parties understand and hereby acknowledge that nothing in this Agreement shall be construed to create any relationship other than that of an independent contractor relationship.  Consultant is not an agent, employee, officer or trustee of Poniard, and Consultant is not authorized to transact business, enter into agreements or otherwise make commitments on behalf of Poniard.  Poniard will not pay or withhold federal, state or local income tax or other payroll tax of any kind on behalf of Consultant.  Consultant is not eligible for, not entitled to, and shall not participate in, any of Poniard’s pension, health or other benefit plans.  Consultant is responsible for the payment of all required payroll taxes, whether federal, state, or local in nature, including, but not limited to income taxes, Social Security taxes, Federal Unemployment Compensation taxes, and any other fees, charges, licenses, or payments required by law.  Consultant agrees, consistent with Consultant’s status as an independent contractor, that Consultant will not apply for unemployment compensation benefits in connection with and based upon the termination of consulting services. Consultant indemnifies Poniard and holds it harmless against any fines, payments, damages, assessments, or attorney fees in the event a court or administrative agency shall find that Consultant is an employee of Poniard.

Consultant represents that Consultant retains the rights to control the manner in which the consulting services are performed and that Poniard is contracting for specified accomplished tasks; that the consulting services are of a different nature than the services normally performed by Poniard or that the consulting services will be performed outside the Poniard facility; and that Consultant is pursuing work in an independently established business of the same nature as the consulting services.

6.                             Confidentiality.  All data, materials and information submitted or made available to Consultant by Poniard or by any other person or entity at the direction of Poniard, unless otherwise publicly available, and all data, materials and information, and other work developed by Consultant under this Agreement, shall be utilized by Consultant in connection with this Agreement only, shall be maintained in confidence and shall not be made available by Consultant to any other person or entity.

7.                             Ownership.

(a)                                  Poniard shall exclusively own all data, information, and other work developed or obtained by Consultant pursuant to this Agreement, either alone or with others, including all inventions, discoveries, concepts and ideas, whether patentable or not, including but not limited to articles, processes, methods, formulas, systems and techniques, as well as improvements and derivations and know-how related thereto (hereinafter referred to as “Inventions”).

(b)                                 Consultant hereby assigns to Poniard or its designee all of Consultant’s right, title and interest in and to any Inventions, any patent applications relating thereto, and any patents granted thereon, and will execute any such formal Assignment documents that

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Poniard may request from time to time.  Consultant shall disclose such Inventions to Poniard promptly and in writing.  When requested, and at Poniard’s expense, Consultant will assist Poniard or Poniard’s designee, in efforts to protect Poniard’s proprietary and patent rights to such Inventions.

(c)                                  Immediately upon termination of this Agreement for any reason, all such data, information, and other work, in whatever form, shall be turned over to Poniard.

(d)                                 For purposes of this Agreement any copyrightable work (hereinafter referred to as “Work”) developed in the course of performance under this Agreement shall be deemed “work made for hire” under federal copyright law, and all ownership rights to such Work belong to Poniard.

(e)                                  Should such Work not constitute a “work made for hire” under copyright law, Consultant hereby grants, transfers, assigns, and conveys to Poniard and its successors and assigns, the entire right, title and interest in the Work or any part thereof, including but not limited to the right to reproduce, prepare derivative works, distribute by sale, license or other transfer; to perform publicly, to display and to secure copyrights or patents and renewals, reissues and extensions of any such copyrights or patents in the United States of America or any foreign country.

8.                             Insurance.  Consultant may or may not maintain a policy of liability insurance to cover any negligent acts committed by Consultant during the performance of any duties under this Agreement.

9.                             Indemnification.  Consultant shall hold Poniard harmless from and indemnify Poniard from any and all liability, loss or damage resulting from the failure of Consultant to comply with applicable governmental requirements or from the negligence or willful misconduct of Consultant pertaining to the services to be carried out pursuant to this Agreement; provided, however, that the foregoing indemnity shall not apply to claims arising solely out of the negligence or willful misconduct of Poniard, its officers, employees or agents.

10.                       Debarment.  Consultant represents and warrants that neither Consultant nor any other person retained by Consultant to perform the services under this Agreement (1) is under investigation by the FDA for debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. Sec. 301, et seq), or (2) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR Sec. 312.70 or its successor provisions.  In addition, Consultant represents and warrants that Consultant has not engaged in any conduct or activity which could lead to any of the above mentioned disqualification or debarment actions.  If during the term of this Agreement, Consultant or any person retained by Consultant to perform the services under this Agreement (1) comes under investigation by FDA for debarment action or disqualification, (2) is debarred or disqualified, or (3) engages in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions, Consultant shall immediately notify Poniard.  For the purposes of this section, reference to the FDA and the Generic Drug Enforcement Act shall also be deemed a reference to any other

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governmental or regulatory authorities having jurisdiction over the subject matter of the services under this Agreement or any other laws and regulations application to such services.

11.                       Conflict of Interest.  Consultant certifies that Consultant does not have any conflict of interest or other contractual impediment that could preclude Consultant from carrying out Consultant’s duties and obligations under this Agreement.  Further, Consultant certifies that Consultant does not have any financial interest in Poniard (other than stock options granted during the term of employment) and will not benefit financially or otherwise by results of Consultant’s services under this Agreement, other than the fees stated in Paragraph 4 hereof.

12.                       Insider Trading.  Consultant acknowledges and understands that the purchase and sale of securities on the basis of material nonpublic information, commonly referred to as “inside information”, or the selective disclosure of inside information to others who may trade, is prohibited by federal and state laws.  Consultant agrees to comply with all securities laws and regulations, and Consultant will not use any inside information gained through Consultant’s relationship with Poniard to trade in the securities of Poniard or any other company to which the inside information may apply.

13.                       Compliance with Applicable Laws.  Consultant warrants and represents that Consultant will comply with all federal, state, and local laws applicable to performance of the work under this Agreement.

14.                       Authority and Adherence.  Consultant warrants that Consultant has the authority to enter into this Agreement and that entering into this Agreement is not restricted or prohibited by any existing agreement to which Consultant is a party.  Further, Consultant shall require Consultant’s contractors and other personnel to adhere to the terms of this Agreement.

15.                       Assignment and Subcontract.  This Agreement may not be assigned or subcontracted by Consultant without the express written consent of Poniard.

16.                       Advertisement.  Consultant may not use the name Poniard Pharmaceuticals, Inc. or any variation thereof for advertising or publicity purposes without first obtaining the written consent of Poniard.

17.                       Governing Law; Jurisdiction.  This Agreement is governed by the laws of the State of Washington, without regard to any conflicts-of-law principle that directs the application of another jurisdiction’s laws.  Venue of any suit or proceeding arising out of or relating to this Agreement shall lie exclusively in the state or federal courts located in King County, Washington, and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts.  Further, if Poniard is reasonably required to initiate legal action under this Agreement, Poniard shall be entitled to recover its reasonable attorney’s fees and costs from the Recipient.

18.                       No Presumption Against Drafter.  For purposes of this Agreement, the parties hereby waive any rule of construction that requires that ambiguities in this Agreement be construed against the drafter.

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19.                       Notices.  Each notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered by fax or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated in the first paragraph of this Agreement, or to such other address as may be designated in writing.  Notices shall be considered received on the date faxed or on the date of the dated receipt from the commercial carrier.

20.                       Waiver.  A delay or failure by either party to exercise any right under this Agreement will not constitute a waiver of that or any similar or future right.

21.                       Severability.  If any provision of this Agreement is declared invalid by any Court, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein.  In the event that the provision invalidated is of such a nature that it cannot be modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein.  In either case, the remaining provisions of this Agreement shall remain in effect.

22.                       Survival of Obligations.  The provisions of Paragraph 6, 7, 9, 12, 17 and 20 shall survive termination or expiration of this Agreement.

23.                       Entire Agreement.  This Agreement represents the entire understanding of the parties regarding consulting services (except with respect to stock options held by Consultant as set forth in Section 5 of the Separation Agreement) and may not be modified except by written agreement of the parties and supersedes all prior written and/or oral agreements.

24.                       Credentials.  Consultant attaches to this Agreement Consultant’s Curriculum Vitae or other credentials, which credentials are attached as Appendix “A” and made a part hereof.

Poniard Pharmaceuticals, Inc.		Consultant

By:	/s/ Gerald McMahon	Name: David A. Karlin

Title: CEO		Signature:	/s/ David A. Karlin

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EXHIBIT B

STOCK OPTIONS

	Poniard Pharmaceuticals, Inc.	Page:1
Personnel Grant Status	ID:91-1251311	File: Optsimt
	7000 Shoreline Ct.	Date: 11/6/2008
	Suite 270	Time: 2:28:10PM
So. San Francisco, CA 94080

AS OF 11/6/2008

David KARLIN
100 Yerba Santa Avenue
Los Altos, CA. USA 94022

STOCK OPTIONS

Number	Grant Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
SP3058	7/1/2005	2004	ISO	41,666	$3.72000	0	34,722	0	6,944	41,666	34,722
SP3086	4/29/2006	2004	ISO	36,138	$7.50000	0	20,986	0	15,152	36,138	20,986
SP3087	4/29/2006	2004	NQ	5,528	$7.50000	0	5,056	0	472	5,528	5,056
SP3214	6/14/2007	2004	NQ	8,750	$5.98000	0	3,182	0	5,568	8,750	3,182
SP3215	6/14/2007	2004	NQ	18,750	$5.98000	0	6,818	0	11,932	18,750	6,818
SP3265	6/14/2007	2004	NQ	2,815	$3.66000	0	1,155	0	1,660	2,815	1,155
SP3266	6/14/2007	2004	NQ	56,172	$3.66000	0	23,045	0	33,127	56,172	23,045
SP3273	6/14/2007	2004	NQ	6,771	$3.14000	0	2,257	0	4,514	6,771	2,257
SP3274	6/14/2007	2004	NQ	58,229	$3.14000	0	19,410	0	38,819	58,229	19,410
SP3305	6/14/2007	2004	NQ	2,500	$5.98000	0	2,500	0	0	2,500	2,500
SP3354	6/14/2007	2004	NQ	28,133	$3.66000	0	28,133	0	0	28,133	28,133
SP3364	6/14/2007	2004	NQ	58,080	$3.66000	0	14,520	0	43,560	58,080	14,520
SP3417	1/3/2008	2004	ISO	20,415	$4.18000	0	0	0	20,415	20,415	0
SP3418	1/3/2008	2004	NQ	19,585	$4.18000	0	8,334	0	11,251	19,585	8,334
				363,532		0	170,118	0	193,414	363,532	170,118

EXHIBIT C

NEORX CORPORATION

INVENTION AND PROPRIETARY INFORMATION AGREEMENT

DAVID A. KARLIN

In an effort to define and clarify my rights and obligations as an employee, and the rights and obligations of NeoRx Corporation and any of its subsidiaries and affiliates to which its employees are assigned (hereinafter the “Company”); and

In recognition of the importance of confidential information, trade secrets and inventions to the Company; and

In consideration of my employment by the Company, any opportunities for advancement or reassignment that the Company may from time to time offer me, the training, contacts, experience and confidential information I will receive within the first month and throughout the course of such employment, the compensation paid to me in connection with such employment and any stock and/or stock options which have been or may be granted to me by the Company.

I agree as follows:

1.             For purposes of this Agreement, the terms:

(a)                                  “Inventions” means discoveries, developments, designs, improvements, inventions and works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new machine, article of manufacture, biological material, method, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon, whether or not reduced to writing or practice, and

(b)                                 “Proprietary Information” means information and materials (biological, chemical or otherwise) not generally known or available outside the Company and information and materials entrusted to the Company by third parties. This includes, but is not limited to, trade secrets, confidential knowledge, ideas, mask works, source and object codes, biological materials such as nucleic acids, proteins, organisms, cell lines, antibodies or antigen source materials, or fragments thereof, and information which may relate, for example, to Inventions, research, development, manufacturing, business plans, personnel, purchasing, financial data, marketing or selling. Proprietary Information may include or may be contained in material such as drawings, samples, prototypes, data, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

2.             All Proprietary Information which is made available to me or which I conceive, create, develop, reduce to practice, or compile, either alone or with others, during the term of my employment shall be the exclusive property of the Company, and I hereby assign to the Company my entire right, title and interest in all such Proprietary Information. I will preserve in confidence and will not disclose or use, either during or after the term of my employment, any Proprietary Information, except as required in my work for the Company or as authorized in writing by the Company. With respect to Proprietary Information received by the Company from a third party, I will abide by any additional terms and conditions (including limitations on use) imposed upon the Company by the third party of which I am aware. Upon termination of my employment or upon request, I will deliver to the Company all forms of materials in my possession that contain or embody any Proprietary Information.

3.             I will not use in performance of my work for the Company or disclose to the Company any trade secret, confidential or proprietary information of any prior employer or other person or entity if and to the extent that such disclosure may cause any breach, default or violation of any obligation or duty that I owe to such other person or entity (e.g., under any agreement or applicable law). My compliance with this paragraph will not prohibit, restrict or impair the performance of my work, obligations and duties to the Company.

4.             I hereby assign to the Company my entire right, title and interest in and to all Inventions that I conceive, create, develop or reduce to practice, either alone or with others, during the term of my employment. I will promptly and fully record and disclose to the Company in writing any such Inventions and Proprietary Information that I make, conceive, or develop, in whole or in part, and either solely or jointly with others during the entire term of my employment by the Company.

NOTICE: Any assignment of Inventions required by this Agreement does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the employee’s own time, unless (a) the Invention relates (i) directly to the business of the Company or (ii) to the Company’s actual or demonstrably anticipated research or development or (b) the Invention results from any work performed by the employee for the Company.

5.             During or after my employment, upon the Company’s request and at the Company’s expense, I will execute all papers in a timely manner and do all acts necessary to apply for, secure, maintain, defend or enforce patents, copyrights and any other legal rights in the United States and foreign countries in Inventions and Proprietary Information covered by Paragraphs 2 and 4, and I will execute all papers and do any and all acts necessary to document the assignment and transfer to the Company of my entire right, title and interest in and to such Inventions and Proprietary Information. If, for any reason, the Company is unable to secure my signature on any paper required under this Paragraph 5, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact to act for me, and in my behalf, to execute and process any such papers and to do all other lawful acts to further the intent of this Paragraph 5.

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6.             I have prepared and attached hereto a list of all Inventions, patent applications and patents conceived, created, developed or reduced to practice by me or with others prior to my employment with the Company, which are subject to prior agreements or which I desire to exclude from this Agreement, or if no such list is attached, I hereby represent and warrant that there are no such Inventions, patent applications or patents. If in the course of my employment with the Company, I use or incorporate into a product or process an Invention not assigned by Paragraph 4 of this Agreement in which I have an interest, the Company is hereby granted a nonexclusive, fully paid-up, royalty-free, perpetual, worldwide license of my interest (with right to sublicense) to make, have made, use, sell, offer to sell and import such Invention without restriction.

7.             In order to aid in the protection of the Inventions and Proprietary Information of the Company, during the term of my employment and for one (1) year thereafter, I will not, for my benefit or the benefit of others without the Company’s written consent (a) engage in research or development with respect to the same or reasonably similar projects (e.g., type of product and indicator) on which I was performing research or development for the Company or (b) directly or indirectly be employed or involved with any business unit developing or exploiting any products or services that are competitive with products or services (i) being developed or exploited by the Company during my employment and (ii) on which I worked or about which I learned Proprietary Information during my employment with the Company.

8.             During the term of my employment and for one (1) year thereafter, I will not, directly or indirectly, recruit, solicit or induce in any way any employee, advisor or consultant of the Company to terminate his or her relationship with the Company, to engage in activities competitive with the Company or not to provide future services to the Company. During the term of my employment and for one (1) year thereafter, I will not, directly or indirectly, solicit, induce or encourage in any way any strategic partners, customers, suppliers or vendors to terminate or reduce their relationship with the Company or not to enter into any business or relationship with the Company.

9.             I acknowledge that any violation of this Agreement by me will cause irreparable injury to the Company, and I agree that the Company will be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

10.           This Agreement will be governed by and construed in accordance with the laws of the state of Washington (regardless of its choice-of-law provisions). I irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington, in connection with any action relating to this Agreement. Further, I will not bring any action relating to this Agreement in any other court.

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11.           My execution, delivery and performance of this Agreement and the performance of my other obligations and duties to the Company will not cause any breach, default or violation of any employment, nondisclosure, confidentiality, consulting or other agreement to which I am a party or by which I may be bound.

12.           I will not (a) make any false, misleading or disparaging representations or statements with regard to the Company or the products or services of the Company, or (b) make any statement that may impair or otherwise adversely affect the goodwill or reputation of the Company.

13.           I agree and understand that nothing in this Agreement will confer any right with respect to continuation of my employment by the Company, nor will it interfere with the Company’s right to terminate my employment at any time.

14.           The obligations of this Agreement will continue beyond the termination of my employment and will be binding on my heirs, assigns and legal representatives. If any obligation herein is held to be too broad to be enforced, it will be construed to be enforceable only to the full extent permitted by law. This Agreement is for the benefit of the Company, its successors and assigns (including all present and future subsidiaries, affiliates, joint ventures and associated companies) and is not conditioned on my employment for any period of time or compensation therefor.

I HAVE READ AND FULLY UNDERSTOOD THIS AGREEMENT.

/s/ David A. Karlin
Signature – David A. Karlin

Date	6/23/2005

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PLEASE CHOOSE ONE OF THE FOLLOWING OPTIONS BELOW:

☒	I have no inventions nor am I an inventor on any patent application or patent as of the above date.
☐	I have no inventions nor am I an inventor on any patent application or patent other than with NeoRx Corporation.
☐	The following is a list of my inventions, patent applications or patents prior to my employment with NeoRx Corporation:

/s/ David A. Karlin
Employee – David A. Karlin

/s/ Kathryn Knowles
NeoRx Witness

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EXHIBIT D

PONIARD PHARMACEUTICALS, INC.
AMENDED AND RESTATED
KEY EXECUTIVE SEVERANCE AGREEMENT

This Amended and Restated Key Executive Severance Agreement (this “Agreement”), dated as of March 3, 2008, is entered into by and between PONIARD PHARMACEUTICALS, INC., a Washington corporation (formerly known as NeoRx Corporation and as supplemented by Section 10, the “Company”), and DAVID KARLIN (the “Executive”).

The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the fact that the Executive does not have any form of traditional employment contract or other assurance of job security. The Board believes it is imperative to diminish any distraction of the Executive arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security by providing the Executive with reasonable compensation and benefit arrangements in the event of termination of the Executive’s employment by the Company under certain defined circumstances.

In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

1.                                      Term

The initial term of this Agreement (the “Initial Term”) shall be for a period of one (1) year from the date of this Agreement as first appearing above; provided, however, that this Agreement shall automatically renew for successive additional one (1) year periods (“Renewal Terms”), unless notice of nonrenewal is given by either party to the other party at least nine (9) months prior to the end of the Initial Term or any Renewal Term, and provided further that if a Change of Control (as defined in the Change of Control Agreement referenced in Section 16 hereof) occurs during the Term, the Term shall automatically extend for the duration of the Employment Period (as defined in the Change of Control Agreement). The “Term” of this Agreement shall be the Initial Term plus all Renewal Terms and, if applicable, the duration of the Employment Period. At the end of the Term, this Agreement shall terminate without further action by either the Company or the Executive.

2.                                      Employment

The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or by any affiliated or successor company is

“at will” and may be terminated by either the Executive or the Company or its affiliated companies at any time with or without cause, subject to the termination payments prescribed herein.

3.                                      Attention and Effort

During any period of time that the Executive remains in the employ of the Company, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote all of the Executive’s productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to the Executive hereunder, and will seek to perform faithfully and efficiently such responsibilities.  It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, or (d) engage in activities permitted by the policies of the Company or as specifically permitted by the Company, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities in accordance with this Agreement.  It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Term, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Term shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

4.                                      Termination

During the Term, employment of the Executive may be terminated as follows, but, in any case, the nondisclosure provisions set forth in Section 7 hereof shall survive the termination of this Agreement and the termination of the Executive’s employment with the Company:

4.1                               By the Company or the Executive

At any time during the Term, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate the Executive’s employment for Good Reason (as defined below) or for any reason, upon giving Notice of Termination (as defined below).

4.2                               Automatic Termination

This Agreement and the Executive’s employment shall terminate automatically upon the death or Total Disability of the Executive.  The term “Total Disability” as used herein shall mean the Executive’s inability (with such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the Executive, to perform the Executive’s essential duties for a period or periods aggregating twelve (12) weeks in any three hundred sixty-five (365) day period as a result of physical or mental illness, loss of legal capacity or any other cause

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beyond the Executive’s control, unless the Executive is granted a leave of absence by the Board.

4.3                               Notice of Termination

Any termination by the Company or by the Executive during the Term shall be communicated by Notice of Termination to the other party given in accordance with Section 9 hereof.  The term “Notice of Termination” shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.  The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

4.4                               Date of Termination

“Date of Termination” means (a) if the Executive’s employment is terminated by reason of death, the last day of the calendar month in which the Executive’s death occurs, (b) if the Executive’s employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive’s Total Disability, and (c) in all other cases, ten (10) days after the date of personal delivery or mailing of the Notice of Termination.  The Executive’s employment and performance of services will continue during such ten (10) day period; provided, however, that the Company may, upon notice to the Executive and without reducing the Executive’s compensation during such period, excuse the Executive from any or all of the Executive’s duties during such period.

5.                                      Termination Payments

In the event of termination of the Executive’s employment during the Term, all compensation and benefits shall terminate, except as specifically provided in this Section 5.

5.1                               Termination by the Company Other Than for Cause or by the Executive for Good Reason

If during the Term the Company terminates the Executive’s employment other than for Cause or the Executive terminates the Executive’s employment for Good Reason, the Executive shall be entitled to:

(a)                                  receive payment of the following accrued obligations (the “Accrued Obligations”):

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(i)                                     the Executive’s then current annual base salary through the Date of Termination to the extent not theretofore paid;

(ii)                                  any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any); and

(iii)                               any accrued vacation pay that would be payable under the Company’s standard policy, in each case to the extent not theretofore paid;

(b)                                 for nine (9) months after the Date of Termination or until the Executive qualifies for comparable medical and dental insurance benefits from another employer, whichever occurs first, the Company shall pay the Executive’s premiums for health insurance benefit continuation for the Executive and the Executive’s family members, if applicable, that the Company provides to the Executive under the provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to the extent that the Company would have paid such premiums had the Executive remained employed by the Company (such continued payment is hereinafter referred to as “COBRA Continuation”); and

(c)                                  an amount as severance pay equal to seventy five percent (75%) of the Executive’s then current annual base salary for the fiscal year in which the Date of Termination occurs, subject to payment as set forth in Sections 5.5 and 5.9 hereof.

5.2                               Termination for Cause or Other Than for Good Reason

If during the Term the Executive’s employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company’s obligation to pay the Executive the Accrued Obligations to the extent theretofore unpaid.

5.3                               Expiration of Term

In the event the Executive’s employment is not terminated prior to expiration of the Term, this Agreement shall terminate without further obligation on the part of the Company to the Executive.

5.4                               Termination Because of Death or Total Disability

If the Executive’s employment is terminated during the Term by reason of the Executive’s death or Total Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or the Executive’s legal representatives under this Agreement, other than the Company’s obligation to pay the Executive the Accrued Obligations (which shall be paid to the Executive’s estate or

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beneficiary, as applicable in the case of the Executive’s death) and to provide COBRA Continuation.

5.5                               Payment Schedule

All payments of Accrued Obligations, or any portion thereof payable pursuant to this Section 5, other than deferred compensation pursuant to Section 5.1(a)(ii), shall be made to the Executive within ten (10) working days of the Date of Termination.  Deferred compensation pursuant to Section 5.1(a)(ii) shall be payable pursuant to the terms of the deferred compensation program.  Any severance payments payable to the Executive pursuant to Section 5.1(c) shall be made to the Executive in the form of salary continuation, payable at normal payroll intervals during the nine (9) month period following the Date of Termination (“Payment Period”).  For purposes of determining the payment schedule, other than for deferred compensation pursuant to Section 5.1(a)(ii), to the extent that the payment schedule in this Section 5.5 would subject payments to the distribution requirements set forth in Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (“Code”), because the Date of Termination is different than the date that a person would be deemed to have had a separation from service within the meaning of Code Section 409A(a)(2)(i), the Date of Termination shall be treated as the latest date so as to not subject such payments to the distribution requirements set forth in Code Section 409A(a)(2).  Notwithstanding the preceding provisions of this Section 5, if necessary to meet the requirements of subparagraphs (A)(i) and (B)(i) of Code Section 409A(a)(2), the amounts that would normally be paid during the first six months after the Executive’s separation from service within the meaning of Code Section 409A(a)(2) shall not be paid to an Executive who is a specified employee (as defined in Code Section 409A(a)(2)(B)(i) in accordance with the procedures established by the Compensation Committee) until the six-month anniversary of the Executive’s separation from service.

5.6                               Cause

For purposes of this Agreement, “Cause” means cause given by the Executive to the Company and shall include, without limitation, the occurrence of one or more of the following events:

(a)                                  a clear refusal to carry out any material lawful duties of the Executive or any directions of the Board or senior management of the Company reasonably consistent with those duties;

(b)                                 persistent failure to carry out any lawful duties of the Executive or any directions of the Board or senior management reasonably consistent with those duties; provided, however, that the Executive has been given reasonable notice and opportunity to correct any such failure;

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(c)                                  violation by the Executive of a state or federal criminal law involving the commission of a crime against the Company or any other criminal act involving moral turpitude;

(d)                                 current abuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive; or any incident materially compromising the Executive’s reputation or ability to represent the Company with investors, customers or the public; or

(e)                                  any other material violation of any provision of this Agreement by the Executive, subject to the notice and opportunity to cure requirements of Section 8 hereof.

5.7                               Good Reason

For purposes of this Agreement, “Good Reason” means:

(a)                                  reduction of the Executive’s annual base salary to a level below the level in effect on the date of this Agreement, regardless of any change in the Executive’s duties or responsibilities;

(b)                                 the assignment to the Executive of any duties materially inconsistent with the Executive’s position, authority, duties or responsibilities or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(c)                                  the Company’s requiring the Executive to be based at any office or location more than fifty (50) miles from the city in which the Executive is currently employed by the Company, i.e., San Francisco, California or Seattle, Washington;

(d)                                 any failure by the Company to comply with and satisfy Section 10 hereof, provided, however, that the Company’s successor has received at least ten (10) days’ prior written notice from the Company or the Executive of the requirements of Section 10 hereof; or

(e)                                  any other material violation of any provision of this Agreement by the Company;

provided, however, that the Executive has notified the Company of such salary reduction, assignment, failure, situation or violation within ninety (90) days of its occurrence and there has been compliance with the notice and opportunity to cure requirements of Section 8 hereof.

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5.8                               General Release of Claims

As a condition to the payment contemplated by this Section 5, the Executive shall execute a general release and waiver of claims against the Company in a form satisfactory to the Company in its sole discretion.  By way of example and not limitation, the general release and waiver of claims will include any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any legal restriction on the Company’s right to terminate employment, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Washington Law Against Discrimination, or any other legal limitation on the employment relationship.  Such release and waiver shall be delivered to the Company no later than the fifteenth day of the third month of the fiscal year following the year in which the Date of Termination occurs.

5.9                               Dispute Regarding Existence of Good Reason for Termination

In the event the Company disputes whether Good Reason existed for the Executive to terminate the Executive’s employment for Good Reason, the Company shall pay salary continuation as provided in Section 5.5 until the earliest of (i) settlement by the parties, (ii) determination by arbitration in accordance with Section 14 hereof that Good Reason did not exist, and (iii) completion of the payments required by Section 5.5 and Section 5.1(c) hereof.  If, pursuant to Section 14 hereof, an arbitrator determines that Good Reason did not exist, the arbitrator shall also decide whether the Executive had a reasonable, good-faith basis for claiming that there was Good Reason to terminate.  If the arbitrator determines that there was not such a basis, the Executive shall be obligated to repay promptly to the Company the salary continuation payments; if the arbitrator determines that there was such a basis, the Executive shall not be obligated to repay the salary continuation.

6.                                      Representations, Warranties and Other Conditions

In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company as follows:

6.1                               Health

The Executive is in good health and knows of no physical or mental disability that, with any accommodation that may be required by law and that places no undue burden on the Company, would prevent the Executive from fulfilling the Executive’s obligations hereunder.  The Executive agrees, if the Company requests, to submit to reasonable periodic medical examinations by a physician or physicians designated, paid for and arranged by the Company.  The Executive agrees that the examination’s medical report shall be provided to the Company.

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6.2                               No Violation of Other Agreements

The Executive represents that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement or obligations by which the Executive may be bound.

7.                                      Nondisclosure; Return of Materials

7.1                               Nondisclosure

Except as required by the Executive’s employment with the Company, the Executive will not, at any time during the term of employment by the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to any confidential, proprietary or trade secret information without the prior written consent of the Company.  The Executive understands that the Company will be relying on this covenant in continuing the Executive’s employment, paying the Executive’s compensation, granting the Executive any promotions or raises, or entrusting the Executive with any information that helps the Company compete with others.

7.2                               Return of Materials

All documents, records, notebooks, notes, memoranda, drawings or other documents made or compiled by the Executive at any time while employed by the Company, or in the Executive’s possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

8.                                      Notice and Cure of Breach

Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than clause (a), (b), (c) or (d) of Section 5.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least twenty (20) days’ prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the twenty (20) day period.

9.                                      Form of Notice

Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

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If to the Executive:	David Karlin
[Address]

If to the Company:	Poniard Pharmaceuticals, Inc.
300 Elliott Avenue West, Suite 500
Seattle, Washington 98119
Attn: Chief Executive Officer

With a copy to:	Perkins Coie LLP
1201 Third Avenue, 48th Floor
Seattle, Washington 98101-3099
Attn: James R. Lisbakken

Except as set forth in Section 4.4 hereof, if notice is mailed, such notice shall be effective upon mailing.

10.                               Assignment

This Agreement is personal to the Executive and shall not be assignable by the Executive.

The Company shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, the “Company” shall mean Poniard Pharmaceuticals, Inc. and any affiliated company or successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by contract, operation of law or otherwise; and as long as such successor assumes and agrees to perform this Agreement, the termination of the Executive’s employment by one such entity and the immediate hiring and continuation of the Executive’s employment by the succeeding entity shall not be deemed to constitute a termination or trigger any severance obligation under this Agreement.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

11.                               Waivers

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof.  The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance.  All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

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12.                               Amendments In Writing

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

13.                               Applicable Law

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

14.                               Arbitration; Attorneys’ Fees

Except in connection with enforcing Section 7 hereof, for which legal and equitable remedies may be sought in a court of law, any dispute arising under this Agreement shall be subject to arbitration.  The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”) then in effect, conducted by one (1) arbitrator either mutually agreed upon or selected in accordance with the AAA Rules.  The arbitration shall be conducted in King County, Washington, under the jurisdiction of the Seattle office of the American Arbitration Association.  The arbitrator shall have authority only to interpret and apply the provisions of this Agreement, and shall have no authority to add to, subtract from or otherwise modify the terms of this Agreement.  Any demand for arbitration must be made within sixty (60) days of the event(s) giving rise to the claim that this Agreement has been breached.  The arbitrator’s decision shall be final and binding, and each party agrees to be bound by the arbitrator’s award, subject only to an appeal therefrom in accordance with the laws of the State of Washington.  Either party may obtain judgment upon the arbitrator’s award in the Superior Court of King County, Washington.

If it becomes necessary to pursue or defend any legal proceeding, whether in arbitration or court, in order to resolve a dispute arising under this Agreement, the prevailing party in any such proceeding shall be entitled to recover its reasonable costs and attorneys’ fees.  To the extent necessary to prevent Executive from being subject to any additional tax pursuant to Code Section 409A(a)(1)(B), any amounts payable to the Executive pursuant to this paragraph shall be paid in no event later than the year following the year during which such costs and fees were incurred.

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15.                               Severability

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

16.                               Coordination With Change of Control Agreement

The Company and the Executive are entering into an Amended and Restated Change of Control Agreement (the “Change of Control Agreement”), which agreement provides for certain forms of severance and benefit payments in the event of termination of Executive’s employment under certain defined circumstances.  This Agreement is in addition to the Change of Control Agreement, providing certain assurances to the Executive in circumstances that the Change of Control Agreement does not cover, and in no way supersedes or nullifies the Change of Control Agreement.  Nevertheless, it is possible that a termination of employment by the Company or by the Executive may fall within the scope of both agreements.  In such event, payments made to the Executive under Section 5.1 hereof shall be coordinated with payments made to the Executive under Section 8.1 of the Change of Control Agreement as follows:

(a)                                  Accrued Obligations under this Agreement need not be paid if paid under the Change of Control Agreement;

(b)                                 COBRA Continuation under this Agreement need not be provided if provided under the Change of Control Agreement; and

(c)                                  the severance payment required under Section 5.1(c) hereof (and paid pursuant to Section 5.5 hereof) need not be paid to the extent a severance payment is made under Section 8.1(d) of the Change of Control Agreement, i.e., the credit from Section 8.1(d) of the Change of Control Agreement is applied as amounts become due under Section 5.5 hereof.

17.                               Excess Parachute Payments

Unless provided by Section 8.8 of the Change of Control Agreement, if any portion of the payments or benefits under this Agreement or any other agreement or benefit plan of the Company (including stock options) would be characterized as an “excess parachute payment” to the Executive under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Executive shall be paid any excise tax that the Executive owes under

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Section 4999 of the Code as a result of such characterization, such excise tax to be paid to the Executive at least ten (10) days prior to the date that the Executive is obligated to make the excise tax payment.  The determination of whether and to what extent any payments or benefits would be “excess parachute payments” and the date by which any excise tax shall be due, shall be determined in writing by recognized tax counsel selected by the Company and reasonably acceptable to the Executive.  Without limitation on the foregoing, the payments made pursuant to this Section 17 shall be made no later than the end of the year following the year in which the Executive remits such excise tax to the IRS.

18.                               Entire Agreement

This Agreement supersedes and replaces the Key Executive Severance Agreement, dated as of June 23, 2005, between the parties, and except as described in Section 16 hereof, this Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter, are hereby superseded and nullified in their entireties, except that the Proprietary Information and Invention Agreement between the Executive and the Company shall continue in full force and effect to the extent not superseded by Section 10 hereof.

19.                               Withholding

The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

20.                               409A Interpretation Provision

The Company intends that this Agreement fully comply with the payout and other limitations and restrictions imposed under Code Section 409A if and to the extent such Code Section 409A is otherwise applicable to payments under this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Code Section 409A. In this connection, the Company and Executive agree that the payout timing provisions and any other terms of this Agreement shall be interpreted and deemed modified, if and to the extent necessary, to comply with the payout and other limitations and restrictions imposed under Code Section 409A if and to the extent such Code Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Code Section 409A.

21.                               Counterparts

This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

PONIARD PHARMACEUTICALS, INC.

By:	/s/ Caroline Loewy
Name: Caroline Loewy
Its: Chief Finanical Officer

EXECUTIVE

By:	/s/ David Karlin
Name: David Karlin

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EXHIBIT E

PONIARD PHARMACEUTICALS, INC.
AMENDED AND RESTATED
CHANGE OF CONTROL AGREEMENT (VP)

This Amended and Restated Change of Control Agreement (VP) (this “Agreement”), dated as of March 3, 2008, is entered into by and between PONIARD PHARMACEUTICALS, INC., a Washington corporation (formerly known as NeoRx Corporation and as supplemented by Section 13, the “Company”), and DAVID KARLIN (the “Executive”).

The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1 hereof) of the Company.  The Board believes it is imperative to diminish the inevitable distraction of the Executive arising from the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with reasonable compensation and benefit arrangements upon a Change of Control.

In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

1.                                      Definitions

1.1                                 “Change of Control” shall have the definition set forth in Appendix A hereto, which is hereby incorporated by reference.

1.2                                 “Change of Control Date” shall mean the first date on which a Change of Control occurs.

1.3                                 “Employment Period” shall mean the two (2) year period commencing on the Change of Control Date and ending on the second anniversary of such date.

1.4                                 “Original Agreement” shall mean the Change of Control Agreement, dated as of June 23, 2005, between the parties.

1.5                                 “Severance Agreement” shall mean the Amended and Restated Key Executive Severance Agreement, dated as of the date hereof, between the parties, as it may be amended from time to time, that provides for certain benefits related to termination of the Executive’s employment that are unrelated to a Change of Control.

2.                                      Term

The initial term of this Agreement (“Initial Term”) shall be for a period of one (1) year from the date this Agreement as first appearing above; provided, however, that this Agreement shall automatically renew for successive additional one (1) year periods (“Renewal Terms”) unless notice of nonrenewal is given by either party to the other at least ninety (90) days prior to the end of the Initial Term or any Renewal Term, and provided further that if a Change in Control occurs during the Term, the Term shall automatically extend for the duration of the Employment Period.  The “Term” of this Agreement shall be the Initial Term plus all Renewal Terms and, if applicable, the duration of the Employment Period.  At the end of the Term, this Agreement shall terminate without further action by either the Company or the Executive.

3.                                      Employment

3.1                               Employment Period

During the Employment Period, the Company hereby agrees to continue the Executive in its employ or in the employ of its affiliated companies, and the Executive hereby agrees to remain in the employ of the Company or its affiliated companies, in accordance with the terms and provisions of this Agreement; provided, however, that either the Company or the Executive may terminate the employment relationship subject to the terms of this Agreement.

3.2                               Position and Duties

During the Employment Period, the Executive’s position, authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the ninety (90) day period immediately preceding the Change of Control Date.

3.3                               Location

During the Employment Period, the Executive’s services shall be performed at the Company’s offices on the Change of Control Date at which the Executive was employed or any office that is subsequently designated by the Company and is less than thirty (30) miles from such location.

3.4                               Employment at Will

The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or its affiliated companies is “at will” and may be terminated by either the Executive or the Company or its affiliated companies at any time with or without cause.  Moreover, if prior to the Change of Control Date, the Executive’s employment with the Company or its affiliated companies terminates for any reason, then the Executive shall have no further rights under this Agreement; provided, however, that the Company may not avoid liability for any termination payments that would have been required during the Employment Period pursuant to Section 8 hereof by terminating the Executive prior to the Employment Period where such termination is carried out in anticipation of a Change of Control and the principal motivating purpose is to avoid liability for such termination payments.

4.                                      Attention and Effort

During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote all of the Executive’s productive time, ability, attention and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to the Executive hereunder, and will use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities.  It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, or (d) engage in activities permitted by the policies of the Company or as specifically permitted by the Company, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities in accordance with this Agreement.  It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Employment Period, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Employment Period shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

5.                                      Compensation

As long as the Executive remains employed by the Company during the Employment Period, the Company agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept in exchange for the services rendered hereunder by the Executive, the following compensation:

5.1                               Salary

The Executive shall receive an annual base salary (the “Annual Base Salary”), at least equal to the annual salary established by the Board or the Compensation Committee of the Board (the “Compensation Committee”) or the Chief Executive Officer for the fiscal year in which the Change of Control Date occurs.  The Annual Base Salary shall be paid in substantially equal installments and at the same intervals as the salaries of other executives of the Company are paid.  The Board or the Compensation Committee or the Chief Executive Officer shall review the Annual Base Salary at least annually and shall determine in good faith and consistent with any generally applicable Company policy any increases for future years.

5.2                               Bonus

In addition to the Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual performance bonus (the “Annual Performance Bonus”) in cash at least equal to the average annualized (for any fiscal year consisting of less than twelve (12) full months) bonus paid or payable to the Executive by the Company and its affiliated companies in respect of the Executive’s performance during the three fiscal years (or such shorter period of employment) immediately preceding the fiscal year in which the Change of Control Date occurs.  Each Annual Performance Bonus shall be paid in the fiscal year following the fiscal year for which the Annual Performance Bonus is awarded, but no later than the fifteenth day of the third month of such subsequent fiscal year, unless the Executive shall elect to defer the receipt of the Annual Performance Bonus in accordance with the terms of the Company’s deferred compensation program.

6.                                      Benefits

6.1                               Incentive, Retirement and Welfare Benefit Plans; Vacation

As long as the Executive remains employed by the Company during the Employment Period, the Executive shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as shall be generally made available to other executives of the Company and its affiliated companies from time to time during the Employment Period by action of the Board (or any person or committee appointed by the Board to determine fringe benefit programs and other emoluments), including, without limitation, paid vacations; any stock purchase, savings or retirement plan, practice, policy or program; and all welfare benefit plans, practices, policies or programs (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans or programs).

6.2                               Expenses

As long as the Executive remains employed by the Company during the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company and its affiliated companies in effect for the executives of the Company and its affiliated companies during the Employment Period.  Without limitation on the foregoing, reimbursement shall be made no later than the end of the fourth month of the year following the year in which the expense was incurred.

7.                                      Termination

During the Employment Period, employment of the Executive may be terminated as follows, but, in any case, the nondisclosure provisions set forth in Section 10 hereof shall survive the termination of this Agreement and the termination of the Executive’s employment with the Company:

7.1                               By the Company or the Executive

At any time during the Employment Period, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate the Executive’s employment for Good Reason (as defined below) or for any reason, upon giving the Notice of Termination (as defined below).

7.2                               Automatic Termination

This Agreement and the Executive’s employment during the Employment Period shall terminate automatically upon the death or Total Disability of the Executive.  The term “Total Disability” as used herein shall mean the Executive’s inability (with such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the Executive, to perform the duties set forth in Section 3.2 hereof for a period or periods aggregating twelve (12) weeks in any three hundred sixty-five (365) day period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive’s control, unless the Executive is granted a leave of absence by the Board.  The Executive and the Company hereby acknowledge that the duties specified in Section 3.2 hereof are essential to the Executive’s position and that Executive’s ability to perform those duties is the essence of this Agreement.

7.3                               Notice of Termination

Any termination by the Company or by the Executive during the Employment Period shall be communicated by the Notice of Termination to the other party given in accordance with Section 12 hereof.  The term “Notice of Termination” shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.  The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

7.4                               Date of Termination

During the Employment Period, “Date of Termination” means (a) if the Executive’s employment is terminated by reason of death, at the end of the calendar month in which the Executive’s death occurs, (b) if the Executive’s employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive’s Total Disability, and (c) in all other cases, ten (10) days after the date of personal delivery or mailing of the Notice of Termination.  The Executive’s employment and performance of services will continue during such ten (10) day period; provided, however, that the Company may, upon notice to the Executive and without reducing the Executive’s compensation during such period, excuse the Executive from any or all of the Executive’s duties during such period.

8.                                      Termination Payments

In the event of termination of the Executive’s employment during the Employment Period, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 8.

8.1                               Termination by the Company Other Than for Cause or by the Executive for Good Reason

If during the Employment Period the Company terminates the Executive’s employment other than for Cause or the Executive terminates the Executive’s employment for Good Reason, the Executive shall be entitled to:

(a)                                  receive payment of the following accrued obligations (the “Accrued Obligations”):

(i)                                     the Annual Base Salary through the Date of Termination to the extent not theretofore paid;

(ii)                                  the product of (x) the Annual Performance Bonus payable with respect to the fiscal year in which the Date of Termination occurs and (y) a fraction the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is three hundred sixty-five (365);

(iii)                               any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any); and

(iv)                              any accrued vacation pay that would be payable under the Company’s standard policy, in each case to the extent not theretofore paid;

(b)                                 for one year after the Date of Termination or until the Executive qualifies for comparable medical and dental insurance benefits from another employer, whichever occurs first, the Company shall pay the Executive’s premiums for health insurance benefit continuation for the Executive and the Executive’s family members, if applicable, which the Company provides to the Executive under the provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to the extent that the Company would have paid such premiums had the Executive remained employed by the Company (such continued payment is hereinafter referred to as “COBRA Continuation”);

(c)                                  an amount as severance pay equal to one (1) times the Annual Performance Bonus payable with respect to the fiscal year in which the Date of Termination occurs;

(d)                                 an amount as severance pay equal to one (1) times the Annual Base Salary for the fiscal year in which the Date of Termination occurs; and

(e)                                  immediate vesting of all outstanding stock options previously granted to the Executive by the Company.

8.2                               Termination for Cause or Other Than for Good Reason

If during the Employment Period the Executive’s employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company’s obligation to pay the Executive (a) the Annual Base Salary through the Date of Termination, (b)  the amount of any compensation previously deferred by the Executive in accordance with the terms of the Company’s deferred compensation program, and (c) any accrued vacation pay that would be payable under the Company’s standard policy, in each case to the extent theretofore unpaid.

8.3                               Expiration of Term

In the event the Executive’s employment is not terminated prior to expiration of the Term, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company’s obligation to pay the Executive the product of (a) the Annual Performance Bonus payable with respect to the fiscal year in which the Term expired and (b) a fraction the numerator of which is the number of days in the current fiscal year through the end of the Term and the denominator of which is three hundred sixty-five (365).  Such payment will be made in the fiscal year following the fiscal year in which the Term expired no later than the fifteenth day of the third month of such subsequent fiscal year.

8.4                               Termination Because of Death or Total Disability

If during the Employment Period the Executive’s employment is terminated by reason of the Executive’s death or Total Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or the Executive’s legal representatives under this Agreement, other than the Company’s obligation to pay the Executive the Accrued Obligations (which shall be paid to the Executive’s estate or beneficiary, as applicable in the case of the Executive’s death), and to provide COBRA Continuation.

8.5                               Payment Schedule

All payments of Accrued Obligations, or any portion thereof payable pursuant to this Section 8, other than deferred compensation pursuant to Section 8.1(a)(iii), shall be made to the Executive within ten (10) working days of the Date of Termination.  Deferred compensation pursuant to Section 8.1(a)(iii) shall be payable pursuant to the terms of the deferred compensation program.  Any payments payable to the Executive pursuant to

Section 8.1(c) and (d) hereof shall be made to the Executive in a lump sum within ten (10) working days of the Date of Termination.  For purposes of determining the payment schedule, other than for deferred compensation pursuant to Section 8.1(a)(iii), to the extent that the payment schedule in this Section 8.5 would subject payments to the distribution requirements set forth in Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (“Code”), because the Date of Termination is different than the date that a person would be deemed to have had a separation from service within the meaning of Code Section 409A(a)(2)(i), the Date of Termination shall be treated as the latest date so as to not subject such payments to the distribution requirements set forth in Code Section 409A(a)(2).  Notwithstanding the preceding provisions of this Section 8, if necessary to meet the requirements of subparagraphs (A)(i) and (B)(i) of Code Section 409A(a)(2), the amounts that would normally be paid during the first six months after the Executive’s separation from service within the meaning of Code Section 409A(a)(2) shall not be paid to an Executive who is a specified employee (as defined in Code Section 409A(a)(2)(B)(i) in accordance with the procedures established by the Compensation Committee) until the six-month anniversary of the Executive’s separation from service.

8.6                               Cause

For purposes of this Agreement, “Cause” means cause given by the Executive to the Company and shall include, without limitation, the occurrence of one (1) or more of the following events:

(a)                                  a clear refusal to carry out any material lawful duties of the Executive or any directions of the Board or senior management of the Company, all reasonably consistent with the duties described in Section 3.2 hereof;

(b)                                 persistent failure to carry out any lawful duties of the Executive described in Section 3.2 hereof or any directions of the Board or senior management reasonably consistent with the duties herein set forth to be performed by the Executive, provided, however, that the Executive has been given reasonable notice and opportunity to correct any such failure;

(c)                                  violation by the Executive of a state or federal criminal law involving the commission of a crime against the Company or any other criminal act involving moral turpitude;

(d)                                 current abuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive; or any incident materially compromising the Executive’s reputation or ability to represent the Company with investors, customers or the public; or

(e)                                  any other material violation of any provision of this Agreement by the Executive, subject to the notice and opportunity-to-cure requirements of Section 11 hereof.

8.7                               Good Reason

For purposes of this Agreement, “Good Reason” means

(a)                                  the assignment to the Executive of any duties materially inconsistent with the Executive’s position, authority, duties or responsibilities as contemplated by Section 3.2 hereof or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(b)                                 any failure by the Company to comply with any of the provisions of Section 5 or Section 6 hereof, other than an isolated and inadvertent failure not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(c)                                  the Company’s requiring the Executive to be based at any office or location other than that described in Section 3.3 hereof;

(d)                                 any failure by the Company to comply with and satisfy Section 13 hereof; provided, however, that the Company’s successor has received at least ten (10) days’ prior written notice from the Company or the Executive of the requirements of Section 13 hereof; or

(e)                                  any other material violation of any provision of this Agreement by the Company;

provided, however, that the Executive has notified the Company of such assignment, failure, situation or violation within ninety (90) days of its occurrence and there has been compliance with the notice and opportunity-to-cure requirements of Section 11 hereof.

8.8                               Excess Parachute Limitation

If any portion of the payments or benefits for the Executive under this Agreement, the Severance Agreement, or any other agreement or benefit plan of the Company (including stock option plan) would be characterized as an “excess parachute payment” to the Executive under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the Executive shall be paid any excise tax that the Executive owes under Section 4999 of the Code as a result of such characterization, such excise tax to be paid to the Executive at least ten (10) days prior to the date that the Executive is obligated to make the excise tax payment.  The determination of whether and to what extent any payments or benefits would be “excess parachute payments” and the date by which any excise tax shall be due, shall be determined in writing by recognized tax counsel selected by the Company and reasonably acceptable to the Executive.  Without limitation on the foregoing, the payments made pursuant to this

Section 8.8 shall be made no later than the end of the year following the year in which the Executive remits such excise tax to the IRS.

8.9                               Release

As a condition to receiving the payments and benefits under this Section 8, the Executive shall execute a general release and waiver of all claims against the Company, which release and waiver shall be in a form acceptable to the Company, in its reasonable discretion, and delivered to the Company no later than the fifteenth day of the third month of the fiscal year following the year in which the Date of Termination occurs.

9.                                      Representations, Warranties and Other Conditions

In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company as follows:

9.1                               Health

The Executive is in good health and knows of no physical or mental disability that, with any accommodation that may be required by law and that places no undue burden on the Company, would prevent the Executive from fulfilling the Executive’s obligations hereunder.  The Executive agrees, if the Company requests, to submit to reasonable periodic medical examinations by a physician or physicians designated by, paid for and arranged by the Company.  The Executive agrees that the examination’s medical report shall be provided to the Company.

9.2                               No Violation of Other Agreements

The Executive represents that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement or obligations by which the Executive may be bound.

10.                               Nondisclosure; Return of Materials

10.1                        Nondisclosure

Except as required by the Executive’s employment with the Company, the Executive will not, at any time during the term of employment by the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to any confidential, proprietary or trade secret information without the prior written consent of the Company.  The Executive understands that the Company will be relying on this Agreement in continuing the Executive’s employment, paying the Executive compensation, granting the Executive any promotions or raises, or entrusting the Executive with any information that helps the Company compete with others.

10.2                        Return of Materials

All documents, records, notebooks, notes, memoranda, drawings or other documents made or compiled by the Executive at any time, or in the Executive’s possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

11.                               Notice and Cure of Breach

Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than clause (a), (b), (c) or (d) of Section 8.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least twenty (20) days’ prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the twenty (20) day period.

12.                               Form of Notice

Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

If to the Executive:	David Karlin
[Address]

If to the Company:	Poniard Pharmaceuticals, Inc.
300 Elliott Avenue West, Suite 500
Seattle, Washington 98119
Attn: Chief Executive Officer

With a copy to:	Perkins Coie LLP
1201 Third Avenue, 48th Floor
Seattle, Washington 98101-3099
Attn: James R. Lisbakken

Except as set forth in Section 7.4 hereof, if notice is mailed, such notice shall be effective upon mailing.

13.                               Assignment

This Agreement is personal to the Executive and shall not be assignable by the Executive.

The Company shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean Poniard Pharmaceuticals, Inc. and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14.                               Waivers

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof.  The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance.  All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

15.                               Amendments in Writing

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

16.                               Applicable Law

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

17.                               Arbitration; Attorneys’ Fees

Except in connection with enforcing Section 10 hereof, for which legal and equitable remedies may be sought in a court of law, any dispute arising under this Agreement shall be subject to arbitration.  The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”) then in effect, conducted by one arbitrator either mutually agreed upon or selected in accordance with the AAA Rules.  The arbitration shall be conducted in King County, Washington, under the jurisdiction of the Seattle office of the American Arbitration Association.  The arbitrator shall have authority only to interpret and apply the provisions of this Agreement, and shall have no authority to add to, subtract from or otherwise modify the terms of this Agreement.  Any demand for arbitration must be made within sixty (60) days of the event(s) giving rise to the claim that this Agreement has been breached.  The arbitrator’s decision shall be final and binding, and each party agrees to be bound to by the arbitrator’s award, subject only to an appeal therefrom in accordance with the laws of the State of Washington.  Either party may obtain judgment upon the arbitrator’s award in the Superior Court of King, County, Washington.

If it becomes necessary to pursue or defend any legal proceeding, whether in arbitration or court, in order to resolve a dispute arising under this Agreement, the prevailing party in any such proceeding shall be entitled to recover its reasonable costs and attorneys’ fees.  To the extent necessary to prevent Executive from being subject to any additional tax pursuant to Code Section 409A(a)(1)(B), any amounts payable to the Executive pursuant to this paragraph shall be paid in no event later than the year following the year during which such costs and fees were incurred.

18.                               Severability

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

19.                               Entire Agreement

This Agreement supersedes and replaces the Original Agreement, and except as described in Section 23 hereof, this Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between the

Company and the Executive with respect to such subject matter, are hereby superseded and nullified in their entireties, except that the Proprietary Information and Invention Agreement between the Company and the Executive shall continue in full force and effect to the extent not superseded by Section 10 hereof.

20.                               Withholding

The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

21.                               409A Interpretation Provision

The Company intends that this Agreement fully comply with the payout and other limitations and restrictions imposed under Code Section 409A if and to the extent such Code Section 409A is otherwise applicable to payments under this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Code Section 409A.  In this connection, the Company and Executive agree that the payout timing provisions and any other terms of this Agreement shall be interpreted and deemed modified, if and to the extent necessary, to comply with the payout and other limitations and restrictions imposed under Code Section 409A if and to the extent such Code Section 409A is otherwise applicable to this Agreement and such compliance is necessary to avoid the penalties otherwise imposed under Code Section 409A.

22.                               Counterparts

This Agreement may be executed in counterparts, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.                               Coordination with Severance Agreement

The Severance Agreement that the parties entered into provides for certain forms of severance and benefit payments in the event of termination of the Executive’s employment.  This Agreement is in addition to the Severance Agreement and in no way supersedes or nullifies the Severance Agreement.  Nevertheless, it is possible that termination of employment by the Company or by the Executive may fall within the scope of both agreements.  In such event, payments made to the Executive under Section 8.1 hereof shall be coordinated with payments made to the Executive under Section 5.1 of the Severance Agreement as follows:

(a)                                  Accrued Obligations under this Agreement shall be paid first, in which case Accrued Obligations need not be paid under the Severance Agreement;

(b)                                 COBRA Continuation under this Agreement shall be provided first, in which case COBRA Continuation need not be provided under the Severance Agreement; and

(c)                                  the severance payment required under Section 8.1(d) hereof shall be paid first, in which case only that portion of any severance payment required under Section 5.1(c) of the Severance Agreement that is in excess of the severance payment required under Section 8.1(d) hereof shall be paid in accordance with the provisions of the Severance Agreement.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

PONIARD PHARMACEUTICALS, INC.

By:	/s/ Caroline Loewy
Name: Caroline Loewy
Its: Chief Financial Officer

EXECUTIVE

By:	/s/ David Karlin
Name: David Karlin

APPENDIX A

For purposes of this Agreement, a “Change of Control” shall mean:

(a)                                  A “Board Change” that, for purposes of this Agreement, shall have occurred if a majority (excluding vacant seats) of the seats on the Board are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated.  An “Incumbent Director” is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in former Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board; or

(b)                                 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) twenty percent (20%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), in the case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by a majority of the Incumbent Directors, or (ii) thirty-three percent (33%) or more of either (A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change of Control:  (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or

(c)                                  Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)                                 Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of the Company’s assets.

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